Exhibit (n)(5)

AMENDED AND RESTATED

APPENDIX A

TO MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

This Amended and Restated Appendix A, as amended May 18, 2017 (“Appendix A”), to the Multiple Class Plan Pursuant to Rule 18f-3 dated January 30, 2009, as amended October 1, 2009 and January 9, 2017 (the “Agreement”), is effective as of May 18, 2017, and supersedes any prior Appendix A to the Agreement.

Fund Series	Share Class

Waddell & Reed Advisors Accumulative	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Bond	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Cash Management	Class A
Class B
Class C

Waddell & Reed Advisors Continental Income	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Core Investment	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Dividend Opportunities	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Energy	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Global Bond	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Global Growth	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Government Securities	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors High Income	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Municipal Bond	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Municipal High Income	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors New Concepts	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Science & Technology	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Small Cap	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Tax-Managed Equity	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Value	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Vanguard	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Wilshire Global	Class A
Allocation Fund	Class B
Class C
Class Y